UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Special One-Time Cash Dividend

On October 5, 2012, Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) issued a press release announcing that its Board of Directors has authorized and declared a special one-time cash dividend of $3.00 per outstanding share of common stock (the “Special Dividend”). The payment date for the Special Dividend is October 30, 2012. The Company expects NASDAQ to set the ex-dividend date as October 31, 2012. Shareholders who sell their shares prior to the ex-dividend date will also be selling their right to receive the Special Dividend. The record date for the Special Dividend is the close of business on October 16, 2012.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ongoing Carrier Dispute and Negotiations

As previously disclosed, the Company has a dispute with a carrier to which it terminates voice traffic. The carrier is one of the Company’s largest customers and claims the Company has been improperly terminating long distance traffic to it in breach of the parties’ agreement. The final outcome and impact of this dispute cannot be predicted. The Company establishes accruals only for those matters where it determines that a loss is probable and the amount of loss can be reasonably estimated. The Company is not currently able to estimate reasonably the loss that it may incur, if any, in connection with this dispute. However, such loss, if any, could be material to the Company’s result of operations in the period recognized.

In addition, the Company is in active negotiations with the same carrier concerning the rates the carrier pays to the Company for services the carrier currently purchases from the Company and the amount the Company would pay to terminate certain traffic to the carrier. The Company has proposed paying the carrier a significant amount to terminate certain traffic to the carrier and significantly reducing the rates the carrier pays to the Company for services the Company provides. The Company cannot predict the final termination amounts the Company will pay the carrier and the final rates the carrier will pay the Company for the services the Company provides, or whether the carrier will cease purchasing all or a portion of such services from the Company. The Company also cannot predict whether the matters described in this Current Report on Form 8-K will cause the Company’s financial results to be below the full year 2012 estimates disclosed by the Company on August 7, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued October 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: October 5, 2012	/s/ Richard L. Monto
Name: Richard L. Monto
Title: General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued October 5, 2012.